Exhibit 10.1

FORM OF

EMPLOYEE MATTERS AGREEMENT

by and between

SAIC, INC.

and

SAIC GEMINI, INC.

dated as of

i

ii

iii

EMPLOYEE MATTERS AGREEMENT

THIS EMPLOYEE MATTERS AGREEMENT, dated as of             , 2013, is entered into by and between SAIC, Inc., a Delaware corporation (“SAIC” or “Leidos”), that will be known as Leidos Holdings, Inc. following the Distribution and SAIC Gemini, Inc., a Delaware corporation (“New SAIC”). Leidos and New SAIC are also referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Leidos, acting through its direct and indirect Subsidiaries, currently conducts the Leidos Retained Business and the New SAIC Business;

WHEREAS, the Board of Directors of Leidos (the “Board”) has determined that it would be appropriate, desirable and in the best interests of Leidos and the stockholders of Leidos to separate Leidos into two separate, publicly traded companies, one for each of (i) the Leidos Retained Business, which shall be owned and conducted, directly or indirectly, by Leidos and (ii) the New SAIC Business, which shall be owned and conducted, directly or indirectly, by New SAIC;

WHEREAS, Leidos and New SAIC have entered into the Distribution Agreement by and between Leidos and New SAIC, dated as of             , 2013 (the “Distribution Agreement”), in connection with the separation of the New SAIC Business from Leidos and the Distribution of New SAIC Common Stock to stockholders of Leidos;

WHEREAS, the Distribution Agreement also provides for the execution and delivery of certain other agreements, including this Agreement, in order to facilitate and provide for the separation of New SAIC and its subsidiaries from Leidos; and

WHEREAS, in order to ensure an orderly transition under the Distribution Agreement, it will be necessary for the Parties to allocate between them Assets, Liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs, and certain other employment matters.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.1.

“Adjusted Leidos Director Option” has the meaning set forth in Section 4.4(b)(i).

“Adjusted Leidos Director RSU” has the meaning set forth in Section 4.5(c)(i).

“Adjusted Leidos Employee Option” has the meaning set forth in Section 4.3(b)(i).

“Adjusted Leidos Phantom Shares” has the meaning set forth in Section 6.3(a)(ii).

“Adjusted Leidos RSA” has the meaning set forth in Section 4.2(a).

“Adjusted Leidos RSU” has the meaning set forth in Section 4.5(a).

“Affiliate” has the meaning set forth in the Distribution Agreement.

“Agreement” means this Employee Matters Agreement, together with all amendments, modifications, and changes hereto entered into pursuant to Section 12.9.

“Assets” has the meaning set forth in the Distribution Agreement.

“Banked PSUs” has the meaning set forth in Section 4.7(b).

“Benefit Management Records” has the meaning set forth in Section 3.3(b).

“Benefit Plan” means any contract, agreement, policy, practice, program, plan, trust, commitment or arrangement providing for benefits, perquisites or compensation of any nature to any Employee, or to any family member, dependent, or beneficiary of any such Employee, including pension plans, thrift plans, deferred compensation plans, supplemental pension plans and welfare plans, and contracts, agreements, policies, practices, programs, plans, trusts, commitments and arrangements providing for terms of employment, fringe benefits, severance benefits, change in control protections or benefits, travel and accident, life, disability and accident insurance, tuition reimbursement, travel reimbursement, vacation, sick, personal or bereavement days, leaves of absences and holidays of Leidos or New SAIC, as applicable.

“Board” has the meaning set forth in the recitals of this Agreement.

“Business Days” means any day other than a Saturday or Sunday or a day on which banking institutions in McLean, Virginia are authorized or requested by Law to close.

“COBRA” means the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as codified at Section 601 et seq. of ERISA and at Section 4980B of the Code.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury.

“Compensation Committee” has the meaning set forth in Section 4.7(b).

“Completed Period PSUs” has the meaning set forth in Section 4.7(a).

“Delayed Transfer Individual” has the meaning set forth in Section 2.6.

“Distribution” has the meaning set forth in the Distribution Agreement.

“Distribution Agreement” has the meaning set forth in the recitals to this Agreement.

“Distribution Date” has the meaning set forth in the Distribution Agreement.

“Distribution Ratio” means the quotient obtained by dividing one share of New SAIC Common Stock by             shares of Leidos Common Stock.

“Effective Time” means the effective time of the Distribution.

“Employee” means any Leidos Group Employee, Former Leidos Group Employee or New SAIC Group Employee.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“FICA” has the meaning set forth in Section 3.1(f).

“FMLA” means the U.S. Family and Medical Leave Act, as amended, and the regulations promulgated thereunder.

“Former Leidos Group Employee” means all former employees of Leidos or any of its Subsidiaries who have an employment end date on or before the Effective Time, excluding all New SAIC Group Employees.

“FSA Participation Period” has the meaning set forth in Section 7.3(a)(i).

“FUTA” has the meaning set forth in Section 3.1(f).

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder.

“HSA Participation Period” has the meaning set forth in Section 7.3(b).

“IRS” means the Internal Revenue Service.

“Law” has the meaning set forth in the Distribution Agreement.

“Leidos” has the meaning set forth in the preamble to this Agreement.

“Leidos Benefit Plan” means any Benefit Plan sponsored or maintained by a member of the Leidos Group immediately prior to the Effective Time, excluding any such Benefit Plan that becomes a New SAIC Benefit Plan.

“Leidos Common Stock” means the common stock, par value $0.0001 per share, of Leidos.

“Leidos Deferred Compensation Plans” means the Leidos Excess Deferral Plan, the Science Applications International Corporation Key Executive Stock Deferral Plan, the Science Applications International Corporation Keystaff Deferral Plan, the Science Applications International Corporation Management Stock Compensation Plan and the Science Applications International Corporation Stock Compensation Plan.

“Leidos Director” means any individual who is or was previously a non-employee member of the board of directors of Leidos.

“Leidos Director RSU” has the meaning set forth in Section 4.5(c)(i).

“Leidos Entity” means any member of the Leidos Group.

“Leidos Equity Plan” means the SAIC, Inc. 2006 Equity Incentive Plan.

“Leidos ESPP” means the SAIC, Inc. 2006 Employee Stock Purchase Plan.

“Leidos Excess Deferral Plan” means the Science Applications International Corporation 401(k) Excess Deferral Plan.

“Leidos Grantor Trust” means either the grantor trust under the Science Applications International Corporation Key Executive Stock Deferral Plan, the Science Applications International Corporation Stock Compensation Plan, and the Science Applications International Corporation Management Stock Compensation Plan or the grantor trust under the Leidos Excess Deferral Plan, as applicable.

“Leidos Group” has the meaning set forth in the Distribution Agreement.

“Leidos Group Employee” means any individual who is employed by a member of the Leidos Group immediately prior to the Effective Time, excluding any New SAIC Group Employee.

“Leidos Options” means exercisable and non-exercisable options to purchase shares of Leidos Common Stock granted pursuant to the Leidos Equity Plan.

“Leidos Phantom Shares” has the meaning set forth in Section 6.3(a).

“Leidos Policies” means the Leidos Comprehensive Leave accrual schedule, Disability Sick Leave, Special Retirement / Retiree Vesting Policy, and Voluntary Medical Continuation Plan.

“Leidos Post-Distribution Stock Value” means the opening per share price of Leidos Common Stock trading on the NYSE during Regular Trading Hours on the Trading Day immediately following the Distribution Date.

“Leidos Pre-Distribution Stock Value” means the closing per share price of Leidos Common Stock on the Distribution Date based on “regular way” trading on the NYSE during Regular Trading Hours.

“Leidos Ratio” means the quotient obtained by dividing the Leidos Post-Distribution Stock Value by the Leidos Pre-Distribution Stock Value.

“Leidos Retained Business” has the meaning set forth in the Distribution Agreement.

“Leidos Retirement Plan” means the Science Applications International Corporation Retirement Plan.

“Leidos Retirement Plan Beneficiaries” has the meaning set forth in Section 5.3(a).

“Leidos RSAs” means restricted stock awards issued under the Leidos Equity Plan.

“Leidos RSUs” means restricted stock units granted under the Leidos Equity Plan, other than PSUs.

“Leidos Value Ratio” means (A) the Leidos Post-Distribution Stock Value divided by (B)(i) the New SAIC Proportionate Value plus (ii) the Leidos Post-Distribution Stock Value.

“Leidos Welfare Plan” means any Welfare Plan sponsored or maintained by any one or more members of the Leidos Group as of immediately prior to the Effective Time.

“Liabilities” has the meaning set forth in the Distribution Agreement.

“New SAIC” has the meaning set forth in the preamble to this Agreement.

“New SAIC Benefit Plan” means any Benefit Plan sponsored or maintained by a member of the New SAIC Group immediately following the Effective Time.

“New SAIC Business” has the meaning set forth in the Distribution Agreement.

“New SAIC Common Stock” means the common stock, par value $0.0001 per share, of New SAIC.

“New SAIC Deferred Compensation Plan Beneficiary” has the meaning set forth in Section 6.2(a).

“New SAIC Deferred Compensation Plans” has the meaning set forth in Section 6.2(a).

“New SAIC Director” means any individual who is a non-employee member of the board of directors of New SAIC immediately after the Effective Time.

“New SAIC Director Option” has the meaning set forth in Section 4.4(b)(i).

“New SAIC Director RSU” has the meaning set forth in Section 4.5(c)(i).

“New SAIC Employee Option” has the meaning set forth in Section 4.3(b)(ii).

“New SAIC Entity” means any member of the New SAIC Group.

“New SAIC Equity Plan” means the plan adopted by New SAIC prior to the Effective Time and approved by the sole stockholder of New SAIC, under which the New SAIC equity-based awards described in Article IV shall be issued.

“New SAIC ESPP” has the meaning set forth in Section 4.12.

“New SAIC Excess Deferral Plan” has the meaning set forth in Section 6.1(a).

“New SAIC Excess Deferral Plan Beneficiaries” has the meaning set forth in Section 6.1(a).

“New SAIC FSA” has the meaning set forth in Section 7.3(a).

“New SAIC Group” has the meaning set forth in the Distribution Agreement.

“New SAIC Group Employee” means any individual who is employed by a member of the New SAIC Group immediately prior to the Effective Time or whose employment will be transferred from the Leidos Group to the New SAIC Group as of the Effective Time.

“New SAIC HSA” has the meaning set forth in Section 7.3(b).

“New SAIC Option” means a New SAIC Director Option or a New SAIC Employee Option.

“New SAIC Phantom Shares” has the meaning set forth in Section 6.3(b).

“New SAIC Plan Effective Date” has the meaning set forth in Section 7.1.

“New SAIC Post-Distribution Stock Value” means the opening per share price of New SAIC Common Stock trading on the NYSE during Regular Trading Hours on the first Trading Day following the Distribution Date.

“New SAIC Proportionate Value” means the New SAIC Post-Distribution Stock Value multiplied by the Distribution Ratio.

“New SAIC Ratio” means the quotient obtained by dividing the New SAIC Post-Distribution Stock Value by the Leidos Pre-Distribution Stock Value.

“New SAIC Retirement Plan” has the meaning set forth in Section 5.1.

“New SAIC Retirement Plan Beneficiaries” has the meaning set forth in Section 5.2.

“New SAIC RSAs” has the meaning set forth in Section 4.2(b).

“New SAIC RSUs” has the meaning set forth in Section 4.5(b).

“New SAIC Short-Term Incentive Plan” has the meaning set forth in Section 4.9(a).

“New SAIC Value Ratio” means (A) the New SAIC Proportionate Value divided by (B)(i) the New SAIC Proportionate Value plus (ii) the Leidos Post-Distribution Stock Value.

“New SAIC Welfare Plan” means any Welfare Plan sponsored or maintained by any one or more members of the New SAIC Group following the New SAIC Plan Effective Date.

“New SAIC Welfare Plan Participants” has the meaning set forth in Section 7.1.

“NYSE” means the New York Stock Exchange.

“Party” or “Parties” has the meaning set forth in the preamble to this Agreement.

“Person” has the meaning set forth in the Distribution Agreement.

“Privacy Contract” means any contract entered into in connection with applicable privacy protection Laws or regulations.

“PSUs” means performance share awards or performance share units, as applicable, issued under the Leidos Equity Plan.

“Regular Trading Hours” means the period beginning at 9:30 A.M. New York City time and ending at 4:00 P.M. New York City time.

“Remaining PSUs” has the meaning set forth in Section 4.7(a).

“SAIC” has the meaning set forth in the preamble to this Agreement.

“Securities Act” means the Securities Exchange Act of 1934.

“Subsidiary” has the meaning set forth in the Distribution Agreement.

“Tax” has the meaning set forth in the Distribution Agreement.

“Trading Day” means the period of time during any given calendar day, commencing with the determination of the opening price on the NYSE and ending with the determination of the closing price on the NYSE, in which trading and settlement in shares of Leidos Common Stock or New SAIC Common Stock is permitted on the NYSE.

“Transition Services Agreement” has the meaning set forth in the Distribution Agreement.

“U.S.” means the United States of America.

“WARN” means the U.S. Worker Adjustment and Retraining Notification Act, as amended, and the regulations promulgated thereunder, and any applicable state or local Law equivalent.

“Welfare Plan” means, where applicable, a “welfare plan” (as defined in Section 3(1) of ERISA) or a “cafeteria plan” under Section 125 of the Code, and any benefits offered thereunder, to any Employee, or to any family member, dependent or beneficiary of any such Employee, including any other plan offering health benefits (including medical, prescription drug, dental, vision, and mental health and substance abuse), disability benefits, or life, accidental death and disability, and business travel insurance, pre-tax premium conversion benefits, dependent care assistance programs, employee assistance programs, paid time off programs, contribution funding toward a health savings account, flexible spending accounts, or cashable credits of Leidos or New SAIC, as applicable.

Section 1.2. Interpretation. In this Agreement, unless the context clearly indicates otherwise:

(a) words used in the singular include the plural and words used in the plural include the singular;

(b) if a word or phrase is defined in this Agreement, its other grammatical forms, as used in this Agreement, shall have a corresponding meaning;

(c) reference to any gender includes the other gender and the neuter;

(d) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”;

(e) the words “shall” and “will” are used interchangeably and have the same meaning;

(f) the word “or” shall have the inclusive meaning represented by the phrase “and/or”;

(g) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including”;

(h) all references to a specific time of day in this Agreement shall be based upon Eastern Standard Time or Eastern Daylight Saving Time, as applicable, on the date in question;

(i) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified;

(j) accounting terms used herein shall have the meanings historically ascribed to them by SAIC and its Subsidiaries, including New SAIC for this purpose, in its and their internal accounting and financial policies and procedures in effect immediately prior to the date of this Agreement;

(k) reference to any Article or Section means such Article or Section of this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;

(l) the words “this Agreement,” “herein,” “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision of this Agreement;

(m) the term “commercially reasonable efforts” means efforts which are commercially reasonable to enable a Party, directly or indirectly, to satisfy a condition to or otherwise assist in the consummation of a desired result and which do not require the performing Party to expend funds or assume Liabilities other than expenditures and Liabilities which are customary and reasonable in nature and amount in the context of a series of related transactions similar to the Distribution;

(n) reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by this Agreement;

(o) reference to any Law (including statutes and ordinances) means such Law (including any and all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability;

(p) references to any Person include such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; a reference to such Person’s “Affiliates” shall be deemed to mean such Person’s Affiliates following the Distribution and any reference to a third party shall be deemed to mean a Person who is not a Party or an Affiliate of a Party;

(q) unless otherwise specified in this Agreement, all references to dollar amounts herein shall be in respect of lawful currency of the U.S.;

(r) the titles to Articles and headings of Sections contained in this Agreement and in the table of contents to this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement; and

(s) any portion of this Agreement obligating a Party to take any action or refrain from taking any action, as the case may be, shall mean that such Party shall also be obligated to cause its relevant Subsidiaries to take such action or refrain from taking such action, as the case may be.

ARTICLE II

GENERAL PRINCIPLES FOR ALLOCATION OF LIABILITIES

Section 2.1. General Principles. Each member of the Leidos Group and each member of the New SAIC Group shall take any and all reasonable action as shall be necessary or appropriate so that active participation in the Leidos Benefit Plans by all New SAIC Group Employees shall terminate in connection with the Distribution as and when provided under this Agreement (or if not specifically provided under this Agreement, as of the Effective Time).

(a) Except as otherwise provided in this Agreement, effective as of the Effective Time, one or more members of the New SAIC Group (as determined by New SAIC) shall assume or continue the sponsorship of, and no member of the Leidos Group shall have any further Liability with respect to or under, and New SAIC shall indemnify each member of the Leidos Group, and the officers, directors, and employees of each member of the Leidos Group, and hold them harmless with respect to any and all:

(i) individual agreements entered into between any member of the Leidos Group and any New SAIC Group Employee;

(ii) agreements entered into between any member of the Leidos Group and any individual who is an independent contractor to the extent that any such Liability relates to services provided for the business activities of the New SAIC Group;

(iii) wages, salaries, incentive compensation (as the same may be modified by this Agreement), commissions, bonuses, and any other employee compensation or benefits payable to or on behalf of any New SAIC Group Employees after the Distribution Date, with respect to such wages, salaries, incentive compensation, commissions, bonuses, or other employee compensation or benefits earned after the Distribution Date;

(iv) moving expenses and obligations related to relocation, repatriation, transfers or similar items incurred by or owed to any New SAIC Group Employees, but only to the extent such items are incurred after the Distribution Date;

(v) immigration-related, visa, work application or similar rights, obligations and Liabilities related to any New SAIC Group Employees; and

(vi) Liabilities and obligations whatsoever with respect to claims made by or with respect to any New SAIC Group Employees in connection with any employee benefit plan, program or policy not otherwise retained or assumed by any member of the Leidos Group pursuant to this Agreement, including such Liabilities relating to actions or omissions of or by any member of the New SAIC Group or any officer, director, employee or agent thereof on or prior to the Distribution Date.

(b) Except as otherwise provided in this Agreement, effective as of the Effective Time, no member of the New SAIC Group shall have any further Liability for, and Leidos shall indemnify each member of the New SAIC Group, and the officers, directors, and employees of each member of the New SAIC Group, and hold them harmless with respect to any and all Liabilities and obligations whatsoever with respect to, claims made by or with respect to any Leidos Group Employees or Former Leidos Group Employees in connection with any Benefit Plan retained or assumed by any member of the New SAIC Group pursuant to this Agreement, including such Liabilities relating to actions or omissions of or by any member of the Leidos Group or any officer, director, employee or agent thereof on, prior to or after the Distribution Date.

Section 2.2. Service Credit.

(a) Service for Eligibility, Vesting, and Benefit Purposes. Except as otherwise provided in any other provision of this Agreement, the New SAIC Benefit Plans shall, and New SAIC shall cause each member of the New SAIC Group to, recognize each New SAIC Group Employee’s full service history with the Leidos Group for purposes of eligibility, vesting, determination of level of benefits and, to the extent applicable, benefit accruals under any New SAIC Benefit Plan for such New SAIC Group Employee’s service with any member of the Leidos Group on or prior to the Effective Time to the same extent such service would be credited under the Leidos Deferred Compensation Plans, the Leidos Policies, the Leidos Retirement Plan and the Leidos Welfare Plans, as applicable.

(b) Evidence of Prior Service. Notwithstanding anything to the contrary, but subject to applicable Law, upon reasonable request by one Party to the other Party, the first Party will provide to the other Party copies of any records available to the first Party to document such service, plan participation and membership of such Employees and cooperate with the first Party to resolve any discrepancies or obtain any missing data for purposes of determining benefit eligibility, participation, vesting and calculation of benefits with respect to any Employee.

Section 2.3. Plan Administration.

(a) Transition Services. The Parties acknowledge that the Leidos Group or the New SAIC Group may provide administrative services for certain of the other Party’s benefit programs for a transitional period under the terms of the Transition Services Agreement. The Parties agree to enter into a business associate agreement (if required by HIPAA or other applicable health information privacy Laws) in connection with such Transition Services Agreement.

(b) Participant Elections and Beneficiary Designations. All participant elections and beneficiary designations made under any Benefit Plan sponsored by a member of the Leidos Group prior to the Effective Time with respect to which Assets or Liabilities are transferred or allocated to plans maintained by a member of the New SAIC Group in accordance with this Agreement shall continue in effect under the applicable New SAIC plan, including deferral, investment and payment form elections, dividend elections, coverage options and levels, beneficiary designations and the rights of alternate payees under qualified domestic relations orders, to the extent allowed by applicable Law.

Section 2.4. No Duplication or Acceleration of Benefits. Notwithstanding anything to the contrary in this Agreement, the Distribution Agreement or any other contractual agreement or arrangement, no participant in the New SAIC Retirement Plan, New SAIC Deferred Compensation Plans, New SAIC Welfare Plan or other Benefit Plans of New SAIC shall receive benefits that duplicate benefits provided by the corresponding Leidos Benefit Plan or arrangement. Furthermore, unless expressly provided for in this Agreement, the Distribution Agreement or in any other contractual agreement or arrangement or required by applicable Law, no provision in this Agreement shall be construed to create any right to accelerate vesting or entitlements to any compensation or Benefit Plan on the part of any Leidos Group Employee, Former Leidos Group Employee or New SAIC Group Employee.

Section 2.5. No Expansion of Participation. Unless otherwise expressly provided in this Agreement, as otherwise determined or agreed to by Leidos and New SAIC, as required by applicable Law, or as explicitly set forth in a New SAIC Benefit Plan, a New SAIC Group Employee shall be entitled to participate in the New SAIC Benefit Plans only to the extent that such Employee was entitled to participate in the corresponding Leidos Benefit Plan as in effect immediately prior to the Effective Time, with it being the intent of the Parties that this Agreement does not result in any expansion of the number of New SAIC Group Employees participating or the participation rights therein that they had prior to the Effective Time.

Section 2.6. Special Provisions. Notwithstanding any other provision in this Agreement to the contrary, the Chief Executive Officer, Chief Financial Officer, General Counsel and Executive Vice President of Human Resources, and each of them individually, of Leidos or New SAIC, as applicable, shall have the discretion, power and authority to adopt and implement special provisions, rules or procedures applicable to the employment, compensation and benefit arrangements of one or more individuals as are deemed necessary or advisable to give effect to the intentions of this Agreement, including without limitation, special provisions relating to (i) different equitable adjustments than as set forth in Article IV, in the case of a grantee who has outstanding equity-based awards granted under the Leidos Equity Plan or any Leidos Deferred Compensation Plan to the extent that any such officer deems such different treatment to be equitable, necessary or advisable, based on the advice of counsel; (ii) errors in the timing of employment transfers; (iii) issues pertaining to immigration Law requirements; and (iv) any delays in the transfer of employment or service of any individuals to the New SAIC Group following the Effective Time (each such individual, a “Delayed Transfer Individual”). To the extent that any such special provisions, rules or procedures are adopted or implemented with respect to any such Delayed Transfer Individual, such officer shall use best efforts to treat each such Delayed Transfer Individual in the same manner as if such Delayed Transfer Individual transferred employment or service to the New SAIC Group as of the Effective Time.

ARTICLE III

ASSIGNMENT OF EMPLOYEES

Section 3.1. Active Employees.

(a) New SAIC Group Employees. Except as otherwise set forth in this Agreement, effective not later than immediately following the Effective Time, the employment of each New SAIC Group Employee shall be continued by a member of the New SAIC Group or shall be assigned and transferred to a member of the New SAIC Group (in each case, with such member as determined by New SAIC). Each of the Parties agrees to execute, and to seek to have the applicable employees execute, such documentation, if any, as may be necessary to reflect such assignments and transfers.

(b) Leidos Group Employees. Except as otherwise set forth in this Agreement, effective not later than immediately following the Effective Time, the employment of each Leidos Group Employee shall be continued by a member of the Leidos Group or shall be assigned and transferred to a member of the Leidos Group (in each case as determined by Leidos). Each of the Parties agrees to execute, and to seek to have the applicable employees execute, such documentation, if any, as may be necessary to reflect such assignments and transfers.

(c) At-Will Status. Notwithstanding the above or any other provision of this Agreement, nothing in this Agreement shall create any obligation on the part of any member of the Leidos Group or any member of the New SAIC Group to (i) continue the employment of any Employee or permit the return from a leave of absence for any period following the date of this Agreement or the Effective Time (except as required by applicable Law) or (ii) change the employment status of any Employee from “at will,” to the extent such Employee is an “at will” employee under applicable Law.

(d) Severance. The Parties acknowledge and agree that the Distribution and the assignment, transfer or continuation of the employment of Employees as contemplated by this Section 3.1 shall not be deemed a severance of employment of any Employee for purposes of this Agreement or any Benefit Plan of any member of the Leidos Group or any member of the New SAIC Group.

(e) Not a Change of Control/Change in Control. The Parties acknowledge and agree that neither the consummation of the Distribution nor any transaction in connection with the Distribution shall be deemed a “change of control,” “change in control,” or term of similar import for purposes of any Benefit Plan of any member of the Leidos Group or any member of the New SAIC Group.

(f) Payroll and Related Taxes. With respect to the portion of the tax year occurring prior to and including the Effective Time, Leidos will (i) be responsible for all payroll obligations, tax withholding and reporting obligations and (ii) furnish a Form W-2 or similar earnings statement to all New SAIC Group Employees for such period. With respect to the remaining portion of such tax year, New SAIC will (i) be responsible for all payroll obligations, tax withholding, and reporting obligations regarding New SAIC Group Employees and (ii) furnish a Form W-2 or similar earnings statement to all New SAIC Group Employees. With respect to each New SAIC Group Employee, Leidos and New SAIC shall, and shall cause their respective Affiliates to (to the extent permitted by applicable Law and practicable) (a) treat New SAIC (or the applicable New SAIC Entity) as a “successor employer” and Leidos (or the applicable Leidos Entity) as a “predecessor,” within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, to the extent appropriate, for purposes of taxes imposed under the United States Federal Insurance Contributions Act, as amended (“FICA”), or the United States Federal Unemployment Tax Act, as amended (“FUTA”); (b) cooperate with each other to avoid, to the extent possible, the restart of FICA and FUTA upon or following the Effective Time with respect to each such New SAIC Group Employee for the tax year during which the Effective Time occurs; and (c) file tax returns, exchange wage payment information, and report wage payments made by the respective predecessor and successor employer on separate IRS Forms W-2 or similar earnings statements to each such New SAIC Group Employee for the tax year in which the Effective Time occurs, in a manner provided in Section 4.02(l) of Revenue Procedure 2004-53.

(g) Employment Contracts; Expatriate Obligations. New SAIC will assume and honor, or will cause a New SAIC Entity to assume and honor, any agreements to which any New SAIC Group Employee is party with either any Leidos Entity or any joint venture with a Leidos Entity, including any (i) employment contract; (ii) retention, severance or change of control arrangement; or (iii) expatriate (including any international assignee) contract or arrangement (including agreements and obligations regarding repatriation, relocation, equalization of taxes and living standards in the host country).

Section 3.2. Employment Law Obligations.

(a) WARN. After the Effective Time, (i) Leidos shall be responsible for providing any necessary WARN notice (and meeting any similar state Law notice requirements) with respect to any termination of employment of any Leidos Group Employee and (ii) New SAIC shall be responsible for providing any necessary WARN notice (and meeting any similar state Law notice requirements) with respect to any termination of employment of any New SAIC Group Employee.

(b) Compliance With Employment Laws. At and after the Effective Time, (i) each member of the Leidos Group shall be responsible for adopting and maintaining any policies or practices, and for all other actions and inactions, necessary to comply with employment-related Laws and requirements relating to the employment of Leidos Group Employees and the treatment of any applicable Former Leidos Group Employees in respect of their former employment and (ii) each member of the New SAIC Group shall be responsible for adopting and maintaining any policies or practices, and for all other actions and inactions, necessary to comply with employment-related Laws and requirements relating to the employment of New SAIC Group Employees.

Section 3.3. Employee Records.

(a) Sharing of Information. Subject to any limitations imposed by applicable Law, Leidos and New SAIC (acting directly or through members of the Leidos Group or the New SAIC Group, respectively) shall provide to the other and their respective agents and vendors all information necessary for the Parties to perform their respective duties under this Agreement. The Parties also hereby agree to enter into any business associate arrangements that may be required for the sharing of any information pursuant to this Agreement to comply with the requirements of HIPAA.

(b) Transfer of Personnel Records and Authorization. Subject to any limitation imposed by applicable Law, on the Distribution Date, Leidos shall transfer and assign to New SAIC all personnel records, all immigration documents, including I-9 forms and work authorizations, all payroll deduction authorizations and elections, whether voluntary or mandated by Law, including but not limited to W-4 forms and deductions for benefits under the applicable New SAIC Benefit Plan and all absence management records, FMLA records, insurance beneficiary designations, flexible spending account enrollment confirmations, attendance, and return to work information (“Benefit Management Records”) relating to New SAIC Welfare Plan Participants. Subject to any limitations imposed by applicable Law, Leidos, however, may retain originals of, copies of, or access to personnel records, immigration records, payroll forms and Benefit Management Records as long as necessary to provide services to New SAIC (acting on its behalf pursuant to the Transition Services Agreement between the Parties entered into as of the date of this Agreement). Immigration records will, if and as appropriate, become a part of New SAIC’s public access file. New SAIC will use personnel records, payroll forms and Benefit Management Records for lawful purposes only, including calculation of withholdings from wages and personnel management. It is understood that following the Distribution Date, Leidos records so transferred and assigned may be maintained by New SAIC (acting directly or through one of its Subsidiaries) pursuant to New SAIC’s applicable records retention policy.

(c) Access to Records. To the extent not inconsistent with this Agreement and any applicable privacy protection Laws or regulations or Privacy Contracts, reasonable access to Employee-related records after the Distribution Date will be provided to members of the Leidos Group and members of the New SAIC Group pursuant to the terms and conditions of Section 8.2(b) of the Distribution Agreement. In addition, notwithstanding anything to the contrary, New SAIC shall provide Leidos with reasonable access to those records necessary for its administration of any plans or programs on behalf of Leidos Group Employees and Former Leidos Group Employees after the Distribution Date as permitted by any applicable privacy protection Laws or regulations or Privacy Contracts. Leidos shall also be permitted to retain copies of all restrictive covenant agreements with any New SAIC Group Employee in which any member of the Leidos Group has a valid business interest. In addition, Leidos shall provide New SAIC with reasonable access to those records necessary for its administration of any plans or programs on behalf of New SAIC Group Employees after the Distribution Date as permitted by any applicable privacy protection Laws or regulations or Privacy Contracts. New SAIC shall also be permitted to retain copies of all restrictive covenant agreements with any Leidos Group Employee or Former Leidos Group Employee in which any member of the New SAIC Group has a valid business interest.

(d) Maintenance of Records. With respect to retaining, destroying, transferring, sharing, copying and permitting access to all Employee-related information, Leidos and New SAIC shall comply with all applicable Laws, regulations and internal policies, and shall indemnify and hold harmless each other from and against any and all Liability, claims, actions, and damages that arise from a failure (by the indemnifying party or its Subsidiaries or their respective agents) to so comply with all applicable Laws, regulations, Privacy Contracts and internal policies applicable to such information.

(e) Confidentiality. Except as otherwise set forth in this Agreement, all records and data relating to Employees shall, in each case, be subject to the confidentiality provisions of the Distribution Agreement and any other applicable agreement and applicable Law, and the provisions of this Section 3.3 shall be in addition to, and not in derogation of, the provisions of the Distribution Agreement governing confidential information, including Section 8.5 of the Distribution Agreement.

(f) Cooperation. Each Party shall use commercially reasonable efforts to cooperate to share, retain, and maintain data and records that are necessary or appropriate to further the purposes of this Section 3.3 and for each Party to administer its respective Benefit Plans to the extent consistent with this Agreement and applicable Law, and each Party agrees to cooperate as long as is reasonably necessary to further the purposes of this Section 3.3. Except as provided under any contractual agreement or arrangement, no Party shall charge another Party a fee for such cooperation.

ARTICLE IV

EQUITY AND INCENTIVE COMPENSATION PLANS

Section 4.1. General Principles.

(a) Leidos and New SAIC shall take any and all reasonable actions as shall be necessary and appropriate to further the provisions of this Article IV, including, to the extent practicable, providing written notice or similar communication to each Employee who holds one or more awards granted under the Leidos Equity Plan informing such Employee of (i) the actions contemplated by this Article IV with respect to such awards and (ii) whether (and during what time period) any “blackout” period shall be imposed upon holders of awards granted under the Leidos Equity Plan during which time awards may not be exercised or settled, as the case may be.

(b) Following the Effective Time, a grantee who has outstanding awards under the Leidos Equity Plan and/or replacement awards under the New SAIC Equity Plan shall be considered to have been employed by the applicable plan sponsor before and after the Effective Time for purposes of (i) vesting and (ii) determining the date of termination of employment as it applies to any such award. Neither the transfer of employment or service to a New SAIC Entity nor the Distribution shall constitute a “Termination” under the Leidos Equity Plan.

(c) No award described in this Article IV, whether outstanding or to be issued, adjusted, substituted or cancelled by reason of or in connection with the Distribution, shall be adjusted, settled, cancelled, or exercisable, until in the judgment of the administrator of the applicable plan or program such action is consistent with all applicable Laws, including federal securities Laws. Any period of exercisability will not be extended on account of a period during which such an award is not exercisable pursuant to the preceding sentence.

(d) The adjustment or conversion of Leidos Options, Leidos RSUs and PSUs shall be effected in a manner that is intended to avoid the imposition of any accelerated, additional, penalty or other taxes on the holders thereof pursuant to Section 409A of the Code.

Section 4.2. Restricted Stock.

(a) Treatment of Leidos RSAs Held by Leidos Group Employees and Former Leidos Group Employees. Each outstanding Leidos RSA held immediately prior to the Effective Time by a Leidos Group Employee or a Former Leidos Group Employee shall be adjusted at the Effective Time by dividing (A) the number of Leidos RSAs subject to each grant by (B) the Leidos Ratio (each such RSA, an “Adjusted Leidos RSA”). If the resulting quotient includes a fractional share, the number of Adjusted Leidos RSAs shall be rounded down to the nearest whole share. The terms and conditions to which the Adjusted Leidos RSAs are subject shall be substantially the same terms and conditions before and after the Effective Time.

(b) Treatment of Leidos RSAs Held by New SAIC Group Employees. Each outstanding Leidos RSA held immediately prior to the Effective Time by a New SAIC Group Employee shall be replaced by an award pursuant to the terms of the New SAIC Equity Plan of shares of New SAIC restricted stock (the “New SAIC RSAs”) whose number shall be determined by dividing (A) the number of Leidos RSAs subject to each grant by (B) the New SAIC Ratio. If the resulting quotient includes a fractional share, the number of New SAIC RSAs shall be rounded down to the nearest whole share. The New SAIC RSAs shall be subject to substantially the same terms and conditions as in effect for the corresponding Leidos RSAs immediately prior to the Effective Time.

Section 4.3. Employee Stock Options.

(a) General Principles. The adjustments provided for in this Section 4.3 with respect to the Leidos Options and New SAIC Options are intended to be effected in a manner compliant with Section 424(a) of the Code.

(b) Treatment of Outstanding Stock Options Held by Employees.

(i) Leidos Group Employees. Each Leidos Option held by a Leidos Group Employee or Former Leidos Group Employee shall remain an option to purchase Leidos Common Stock issued under the Leidos Equity Plan (each such option, an “Adjusted Leidos Employee Option”). Each Adjusted Leidos Employee Option shall be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to the corresponding Leidos Option immediately prior to the Effective Time; provided, however, that from and after the Effective Time:

(x) the number of shares of Leidos Common Stock subject to each such Adjusted Leidos Employee Option shall be equal to (A) the number of shares of Leidos Common Stock subject to the corresponding Leidos Option immediately prior to the Effective Time divided by (B) the Leidos Ratio, with any fractional share rounded down to the nearest whole share; and

(y) the per-share exercise price of each such Adjusted Leidos Employee Option shall be equal to (A) the per-share exercise price of the corresponding Leidos Option immediately prior to the Effective Time multiplied by (B) the Leidos Ratio, rounded up to the fourth decimal place.

(ii) New SAIC Group Employees. Each Leidos Option held by a New SAIC Employee at the Effective Time shall be converted as of the Effective Time into an option to purchase shares of New SAIC Common Stock (each such option, a “New SAIC Employee Option”) pursuant to the terms of the New SAIC Equity Plan subject to terms and conditions after the Effective Time that are substantially similar to the terms and conditions applicable to the corresponding Leidos Option immediately prior to the Effective Time; provided, however, that from and after the Effective Time:

(x) the number of shares of New SAIC Common Stock subject to each such New SAIC Employee Option shall be equal to (A) the number of shares of Leidos Common Stock subject to the corresponding Leidos Option immediately prior to the Effective Time divided by (B) the New SAIC Ratio, with any fractional share rounded down to the nearest whole share; and

(y) the per-share exercise price of each such New SAIC Employee Option shall be equal to (A) the per-share exercise price of the corresponding Leidos Option immediately prior to the Effective Time multiplied by (B) the New SAIC Ratio, rounded up to the fourth decimal place.

Section 4.4. Director Stock Options.

(a) General Principles. The adjustments provided for in this Section 4.4 with respect to each Leidos Option held by a Leidos Director are intended to be effected in a manner compliant with Section 424(a) of the Code.

(b) Treatment of Outstanding Director Stock Options.

(i) Immediately prior to the Effective Time, each Leidos Option held by any Leidos Director (a “Director Option”) shall be deemed bifurcated into two options, the first (a “New SAIC Director Option”), representing the right to purchase a number of shares of New SAIC Common Stock calculated by multiplying (A) the number of shares subject to the Director Option by (B) the New SAIC Value Ratio, and with an exercise price equivalent to the exercise price of the Director Option and the second (an “Adjusted Leidos Director Option”), representing the right to purchase a number of shares of Leidos Common Stock calculated by multiplying (A) the number of shares subject to the Director Option by (B) the Leidos Value Ratio, and with an exercise price equivalent to the exercise price of the Director Option.

(ii) At the Effective Time, each Adjusted Leidos Director Option shall be adjusted in the same manner as the Leidos Options as set forth in Section 4.3(b)(i), and each New SAIC Director Option shall be adjusted in the same manner as the New SAIC Employee Options as set forth in Section 4.3(b)(ii).

Section 4.5. Restricted Stock Units.

(a) Treatment of Leidos RSUs Held by Leidos Group Employees and Former Leidos Group Employees. Leidos RSUs held by a Leidos Group Employee or a Former Leidos Group Employee immediately prior to the Effective Time shall be adjusted at the Effective Time by dividing the (i) number of Leidos RSUs subject to each grant by (ii) Leidos Ratio (each such RSU, an “Adjusted Leidos RSU”). If the resulting quotient includes a fractional share, the number of Adjusted Leidos RSUs shall be rounded down to the nearest whole share. The terms and conditions to which the Adjusted Leidos RSUs are subject shall be substantially the same terms and conditions before and after the Effective Time.

(b) Treatment of Leidos RSUs Held by New SAIC Group Employees. Leidos RSUs held by New SAIC Group Employees immediately prior to the Effective Time shall be replaced at the Effective Time with an award under the New SAIC Equity Plan of a number of New SAIC restricted stock units (the “New SAIC RSUs”) determined by dividing the number of

Leidos RSUs subject to each grant by the New SAIC Ratio. If the resulting quotient includes a fractional share, the number of New SAIC RSUs shall be rounded down to the nearest whole share. The New SAIC RSUs shall be subject to substantially the same terms and conditions as in effect for the corresponding Leidos RSUs immediately prior to the Effective Time.

(c) Treatment of Leidos RSUs Held by Leidos Directors.

(i) Immediately prior to the Effective Time, each Leidos RSU held by any Leidos Director (each, a “Leidos Director RSU”) shall be deemed to be bifurcated into two restricted stock units, the first (a “New SAIC Director RSU”) representing the right to receive a number of Leidos Common Stock calculated by multiplying (A) the number of Leidos RSUs subject to each grant by (B) the Distribution Ratio, rounded down to the nearest whole share and the second (an “Adjusted Leidos Director RSU”), representing the right to receive a number of shares of Leidos Common Stock calculated by multiplying (A) the number of Leidos RSUs subject to each grant by (B) one (1) minus the Distribution Ratio, rounded down to the nearest whole share.

(ii) At the Effective Time, each Adjusted Leidos Director RSU shall be adjusted in the same manner as the Leidos RSUs set forth in Section 4.5(a), and each New SAIC Director RSU shall be adjusted in the same manner as the New SAIC RSUs as set forth in Section 4.5(b).

Section 4.6. Section 16(b) of the Securities Act; Code Sections 162(m) and 409A.

(a) By approving the adoption of this Agreement, the respective Boards of Directors of each of Leidos and New SAIC intend to exempt from the short-swing profit recovery provisions of Section 16(b) of the Securities Act, by reason of the application of Rule 16b-3 thereunder, all acquisitions and dispositions of equity incentive awards by directors and officers of each of Leidos and New SAIC, and the respective Boards of Directors of Leidos and New SAIC also intend expressly to approve, in respect of any equity-based award, the use of any method for the payment of an exercise price and the satisfaction of any applicable Tax withholding (specifically including the actual or constructive tendering of shares in payment of an exercise price and the withholding of option shares from delivery in satisfaction of applicable Tax withholding requirements) to the extent such method is permitted under the Leidos Equity Plan, New SAIC Equity Plan and any award agreement.

(b) Notwithstanding anything in this Agreement to the contrary (including the treatment of supplemental and deferred compensation plans, outstanding long-term incentive awards and annual incentive awards as described herein), Leidos and New SAIC agree to negotiate in good faith regarding the need for any treatment different from that otherwise provided herein to ensure that (i) a federal income tax deduction for the payment of any supplemental or deferred compensation or long-term incentive award, annual incentive award or other compensation is, to the extent prescribed under the terms of the applicable plan and award agreement, not limited by reason of Section 162(m) of the Code, and (ii) the treatment of any supplemental or deferred compensation or long-term incentive award, annual incentive award or other compensation does not cause the imposition of a penalty tax under Section 409A of the Code.

Section 4.7. Performance Share Units (PSUs).

(a) Immediately prior to the Effective Time, each ongoing performance period relating to outstanding PSUs granted under the Leidos Equity Plan shall be terminated, and PSUs shall be bifurcated into (i) a number of PSUs prorated to reflect the elapsed time during any applicable performance period determined through the last completed fiscal quarter ending on or before the Distribution Date (the “Completed Period PSUs”), and (ii) a number of PSUs equal to the original target number of PSUs awarded less the number of corresponding Completed Period PSUs (the “Remaining PSUs”).

(b) As of the Effective Time, a portion of the Completed Period PSUs shall be deemed earned, based the level of achievement of applicable measures based on actual performance through the Effective Time, as determined by the compensation committee of the Board (the “Compensation Committee”), in its sole discretion, and any such Completed Period PSUs that are deemed earned based on such achievement (the “Banked PSUs”) shall vest and be settled, subject to the continued employment of the recipient through the applicable settlement date, at the time or times the corresponding original PSUs would otherwise have been settled in the ordinary course, had the Distribution not occurred, in accordance with the terms of the original Leidos Equity Plan awards; provided, however, that (i) Banked PSUs held by Leidos Group Employees shall be further adjusted at the Effective Time by dividing the (A) number of Banked PSUs by (B) Leidos Ratio (and if the resulting quotient includes a fractional share, the number of Banked PSUs shall be rounded down to the nearest whole share) and shall be settled in shares of Leidos Common Stock, and (ii) Banked PSUs held by New SAIC Group Employees shall be further adjusted at the Effective Time by dividing the (A) number of Banked PSUs by (B) New SAIC Ratio (and if the resulting quotient includes a fractional share, the number of Banked PSUs shall be rounded down to the nearest whole share) and shall be settled in shares of New SAIC Common Stock. Any Completed Period PSUs that are not earned as of the Effective Time in accordance with this paragraph because all applicable performance targets have not been achieved or satisfied, shall be forfeited without consideration as of the Effective Time.

(c) As of the Effective Time, the Remaining PSUs shall be deemed to satisfy applicable criteria at target levels, and shall no longer be subject to vesting based upon the achievement of performance criteria, but instead such Remaining PSUs shall vest, subject to continued employment through the vesting date, as of the end of the original performance period to which such Remaining PSUs relate. Such Remaining PSUs shall be adjusted as of the Effective Time pursuant to the methodology set forth in Section 4.5, as if such Remaining PSUs were instead Leidos RSUs.

Section 4.8. Liabilities for Settlement of Awards.

(a) Settlement of Leidos Options. Leidos shall be responsible for all Liabilities associated with Leidos Options (regardless of the holder of such awards), including any option exercise, share delivery, registration or other obligations related to the exercise of the Leidos Options.

(b) Settlement of New SAIC Options. New SAIC shall be responsible for all Liabilities associated with New SAIC Options (regardless of the holder of such awards), including any option exercise, share delivery, registration or other obligations related to the exercise of the New SAIC Options.

(c) Settlement of Leidos RSAs and Leidos RSUs. Leidos shall be responsible for all Liabilities associated with Leidos RSAs and Leidos RSUs, including any share delivery, registration or other obligations related to the settlement of the Leidos RSAs and Leidos RSUs.

(d) Settlement of New SAIC RSAs and New SAIC RSUs. New SAIC shall be responsible for all Liabilities associated with New SAIC RSAs and New SAIC RSUs, including any share delivery, registration or other obligations related to the settlement of the New SAIC RSAs and New SAIC RSUs.

(e) Settlement of PSUs. Leidos shall be responsible for all Liabilities associated with PSUs held by Leidos Group Employees, including any share delivery, registration or other obligations related to the settlement of the PSUs. New SAIC shall be responsible for all Liabilities associated with PSUs held by New SAIC Group Employees, including any share delivery, registration or other obligations related to the settlement of the PSUs.

Section 4.9. Bonus and Short-Term Incentive Payments.

(a) New SAIC Short-Term Incentive Plan. Not later than the Effective Time, New SAIC shall, or shall cause another New SAIC Entity to, adopt a plan that will provide annual bonus or short-term cash incentive compensation opportunities for New SAIC Group Employees transferred from the Leidos Group to the New SAIC Group (the “New SAIC Short-Term Incentive Plan”), subject to New SAIC’s right to amend such plan after the Effective Time in accordance with the terms thereof. The New SAIC Short-Term Incentive Plan shall be approved prior to the Effective Time by the sole stockholder of New SAIC, and New SAIC Group Employees shall participate in such New SAIC Short-Term Incentive Plan immediately following the Effective Time; provided, however, that service with Leidos shall be credited for the purposes of determining whether such New SAIC Group Employee had been a participant in the New SAIC Short-Term Incentive Plan during the applicable performance period.

(b) Adjusted Leidos Group Bonuses. Immediately prior to the Effective Time, each ongoing performance period under any Leidos Group annual bonus or short-term cash incentive opportunities shall be truncated, and bonuses and incentives to be paid thereunder shall be determined, but not paid, on a prorated basis based on the portion of each performance period that has elapsed prior to the Effective Time. Amounts to be paid in accordance with this paragraph shall be paid at the time such bonuses and incentives would otherwise have been paid in the ordinary course had the Distribution not occurred, in accordance with the terms of the relevant annual bonus or short-term cash incentive program and subject to the continued employment of the recipient. Any settlement shall be based on actual performance as compared to the applicable quantitative and qualitative measures during each ongoing performance period. The performance targets for any Leidos Group annual bonus or short-term cash incentive opportunities in effect immediately prior to the Effective Time shall be replaced with new performance targets for the remainder of such incentive’s remaining performance period following the Effective Time.

(c) Allocation of Bonus Responsibility. For the avoidance of doubt, (i) the New SAIC Group shall be solely responsible for funding, paying, and discharging all obligations relating to any annual cash incentive awards that any New SAIC Employee is eligible to receive (x) under any New SAIC Group annual bonus and other short-term incentive compensation plans with respect to payments made beginning at or after the Effective Time, including the New SAIC Short-Term Incentive Plan, and (y) in accordance with Section 4.9(b) above, and no member of the Leidos Group shall have any obligations with respect thereto and (ii) the Leidos Group shall be solely responsible for funding, paying, and discharging all obligations relating to any annual cash incentive awards that any Leidos Group Employee is eligible to receive under any Leidos annual bonus plans with respect to payments made beginning at or after the Effective Time, and no member of the New SAIC Group shall have any obligations with respect thereto.

Section 4.10. Form S-8. As soon as reasonably practicable and subject to applicable Law, New SAIC shall prepare and file with the Securities Exchange Commission a registration statement on Form S-8 (or another appropriate form) registering under the Securities Act the offering of a number of shares of New SAIC Common Stock at a minimum equal to the number of shares available under the New SAIC Deferred Compensation Plans, New SAIC Retirement Plan, New SAIC RSAs, New SAIC RSUs, New SAIC Director RSUs, New SAIC Options and New SAIC Director Options. New SAIC shall use commercially reasonable efforts to cause any such registration statement to be kept effective (and the current status of the prospectus or prospectuses required thereby to be maintained) as long as any New SAIC Deferred Compensation Plans, New SAIC RSAs, New SAIC RSUs, New SAIC Director RSUs, and New SAIC Options and New SAIC Director Options remain outstanding.

Section 4.11. Tax Reporting and Withholding for Equity-Based Awards. Leidos (or one of its Subsidiaries) will be responsible for all income, payroll, or other tax reporting related to income of Leidos Group Employees or Former Leidos Group Employees, and New SAIC (or one of its Subsidiaries) will be responsible for all income, payroll, or other tax reporting related to income of New SAIC Group Employees. Leidos (or one of its Subsidiaries) will be responsible for all income, payroll, or other tax reporting related to any equity incentive award granted by Leidos, and New SAIC (or one of its Subsidiaries) will be responsible for all income, payroll, or other tax reporting related to related to any equity incentive award granted by New SAIC. Similarly, Leidos will be responsible for all income, payroll, or other tax reporting related to income of its non-employee directors from equity-based awards, and New SAIC will be responsible for all income, payroll, or other tax reporting related to income of its non-employee directors from equity-based awards. Further, Leidos (or one of its Subsidiaries) shall be responsible for remitting applicable tax withholdings for Leidos Group Employees to each applicable taxing authority, and New SAIC (or one of its Subsidiaries) shall be responsible for remitting applicable tax withholdings for New SAIC Group Employees to each applicable taxing authority; provided, however, that either Leidos or New SAIC shall act as agent for the other company by remitting amounts withheld in the form of shares or in conjunction with an exercise transaction to an appropriate taxing authority. Leidos and New SAIC acknowledge and agree that the parties will cooperate with each other and with third-party providers to effect withholding and remittance of taxes, as well as required tax reporting, in a timely, efficient, and appropriate manner.

Section 4.12. Approval of the New SAIC Equity Plan and the New SAIC ESPP. Not later than the Effective Time, New SAIC shall, or shall have caused a New SAIC Entity to, have adopted the New SAIC Equity Plan and shall have adopted a new employee stock purchase plan intended to be qualified under section 423 of the Code (the “New SAIC ESPP”). The New SAIC Equity Plan and the New SAIC ESPP shall be approved prior to the Effective Time by the sole stockholder of New SAIC.

Section 4.13. Leidos ESPP. All New SAIC Group Employees shall cease active participation in the Leidos ESPP with respect to offering periods ending after the Effective Time. For the avoidance of doubt, the New SAIC Group Employees who participated in the Leidos ESPP prior to the Effective Time shall continue to participate in any offering periods under the Leidos ESPP ending prior to the Effective Time.

ARTICLE V

U.S. QUALIFIED DEFINED CONTRIBUTION PLANS

Section 5.1. Establishment of the New SAIC Retirement Plan. As of the Effective Time, New SAIC shall, or shall cause another New SAIC Entity to, establish a defined contribution plan and trust for the benefit of New SAIC Group Employees (the “New SAIC Retirement Plan”). New SAIC shall be responsible for taking all necessary, reasonable, and appropriate action to establish, maintain, and administer the New SAIC Retirement Plan so that it is qualified under Section 401(a) of the Code and that the related trust thereunder is exempt under Section 501(a) of the Code. New SAIC (acting directly or through its Affiliates) shall be responsible for any and all Liabilities and other obligations with respect to the New SAIC Retirement Plan.

Section 5.2. Transfer of Leidos Retirement Plan Assets. Not later than thirty (30) days following the Effective Time (or such later time as mutually agreed by the Parties), Leidos shall cause the accounts (including any outstanding loan balances) in the Leidos Retirement Plan attributable to New SAIC Group Employees who will participate in the New SAIC Retirement Plan (the “New SAIC Retirement Plan Beneficiaries”) and all of the Assets in the Leidos Retirement Plan related thereto to be transferred in-kind to the New SAIC Retirement Plan, and New SAIC shall cause the New SAIC Retirement Plan to accept such transfer of accounts and underlying Assets and, effective as of the date of such transfer, to assume and to fully perform, pay, and discharge, all obligations of the Leidos Retirement Plan relating to the accounts of the New SAIC Retirement Plan Beneficiaries (to the extent the Assets related to those accounts are actually transferred from the Leidos Retirement Plan to the New SAIC Retirement Plan) as of the Effective Time. The transfer of Assets shall be conducted in accordance with Section 414(l) of the Code, Treasury Regulation Section 1.414(1)-1, and Section 208 of ERISA.

Section 5.3. Treatment of New SAIC Common Stock and Leidos Common Stock.

(a) New SAIC Common Stock Fund; New SAIC Common Stock Held in Leidos Retirement Plan Accounts. The New SAIC Retirement Plan will provide, effective as of the Effective Time: (i) for the establishment of a New SAIC Common Stock fund; (ii) that such New SAIC Common Stock fund shall receive a transfer of and hold all shares of New SAIC Common Stock distributed in connection with the Distribution in respect of Leidos Common Stock held in Leidos Retirement Plan accounts of New SAIC Retirement Plan Beneficiaries; and (iii) that, following the Effective Time, contributions made by or on behalf of such New SAIC Retirement Plan Beneficiaries may be allocated to the New SAIC Common Stock fund. Shares of New SAIC Common Stock distributed in connection with the Distribution in respect of shares of Leidos Common Stock held in Leidos Retirement Plan accounts of Leidos Group Employees or Former Leidos Group Employees who participate in the Leidos Retirement Plan (the “Leidos Retirement Plan Beneficiaries”) shall be deposited in a New SAIC Common Stock fund under the Leidos Retirement Plan, and Leidos Retirement Plan Beneficiaries will be prohibited from increasing their holdings in such New SAIC Common Stock fund under the Leidos Retirement Plan and may elect to liquidate their holdings in such New SAIC Common Stock fund and invest those monies in any other investment fund offered under the Leidos Retirement Plan. Any shares of New SAIC Common Stock held in Leidos Retirement Plan accounts of New SAIC Group Employees shall be transferred in kind to the trust underlying the New SAIC Retirement Plan pursuant to Section 5.2 of this Agreement.

(b) Leidos Common Stock in New SAIC Retirement Plan Accounts. Without limiting the generality of the provisions of Section 5.2, shares of Leidos Common Stock held in Leidos Retirement Plan accounts of New SAIC Retirement Plan Beneficiaries prior to the Effective Time shall be transferred in kind to a Leidos Common Stock Fund under the New SAIC Retirement Plan pursuant to Section 5.2 of this Agreement. New SAIC Retirement Plan Beneficiaries will be prohibited from increasing their holdings in Leidos Common Stock under such Leidos Common Stock Fund and may elect to liquidate their holdings in such Leidos Common Stock Fund and invest those monies in any other investment fund offered under the New SAIC Retirement Plan.

Section 5.4. Continuation of Elections. As of the Effective Time, New SAIC (acting directly or through members of the New SAIC Group) shall cause the New SAIC Retirement Plan to recognize and maintain all Leidos Retirement Plan elections, including, but not limited to, deferral, investment, and payment form elections, beneficiary designations, and the rights of alternate payees under qualified domestic relations orders with respect to New SAIC Group Employees to the extent such election or designation is available under the New SAIC Retirement Plan.

Section 5.5. Tax Qualified Status. New SAIC will take all steps and make any necessary filings with the IRS to establish and maintain the New SAIC Retirement Plan so that it is qualified under Section 401(a) of the Code and the related trust is tax-exempt under Section 501(a) of the Code, including seeking and obtaining a favorable determination letter from the IRS as to such qualification. Furthermore, no later than thirty (30) days prior to the Effective Time, Leidos and New SAIC (each acting directly or through their respective Affiliates) shall, to the extent necessary, file IRS Form 5310-A regarding the transfer of Assets and Liabilities from the Leidos Retirement Plan to the New SAIC Retirement Plan as discussed in this Article V.

ARTICLE VI

NONQUALIFIED DEFERRED COMPENSATION PLANS

Section 6.1. Excess Benefit Plans.

(a) Establishing New SAIC Excess Deferral Plan. On or prior to the Effective Time, New SAIC shall, or shall cause another New SAIC Entity to, establish and adopt an excess benefit plan (the “New SAIC Excess Deferral Plan”) to provide each New SAIC Group Employee who was a participant in the Leidos Excess Deferral Plan as of immediately prior to the Effective Time (the “New SAIC Excess Deferral Plan Beneficiaries”) benefits in respect of service and compensation following the Effective Time substantially similar to those accrued with respect to such person under the Leidos Excess Deferral Plan as of immediately prior to the Effective Time. As of the Effective Time, the New SAIC Group Employees will no longer participate in the Leidos Excess Deferral Plan.

(b) Liability and Responsibility. The Liabilities in respect of New SAIC Excess Deferral Plan Beneficiaries under the Leidos Excess Deferral Plan shall be assumed by the member of the New SAIC Group which sponsors the New SAIC Excess Deferral Plan, effective as of the Effective Time. New SAIC shall have sole responsibility for the administration of the New SAIC Excess Deferral Plan and the payment of benefits thereunder to or on behalf of New SAIC Group Employees, and no member of the Leidos Group shall have any liability or responsibility therefor. Leidos shall have sole responsibility for the administration of the Leidos Excess Deferral Plan and the payment of benefits thereunder to or on behalf of Leidos Group Employees and Former Leidos Group Employees, and no member of the New SAIC Group shall have any liability or responsibility therefor.

Section 6.2. Key Employee Deferred Compensation Plans.

(a) Establishing New SAIC Deferred Compensation Plans. On or prior to the Effective Time, New SAIC shall, or shall cause another New SAIC Entity to, establish and adopt deferred compensation plans for its key employees and directors (collectively, the “New SAIC Deferred Compensation Plans”) to provide each New SAIC Group Employee or New SAIC Director who was a participant in the Leidos Deferred Compensation Plans as of immediately prior to the Effective Time (each, a “New SAIC Deferred Compensation Plan Beneficiary”) benefits in respect of service and compensation following the Effective Time substantially similar to those accrued with respect to such person under the Leidos Deferred Compensation Plans as of immediately prior to the Effective Time. As of the Effective Time, the New SAIC Group Employees and New SAIC Directors shall no longer participate in the Leidos Deferred Compensation Plans. The Parties agree that for purposes of the Leidos Deferred Compensation Plans the employment of a New SAIC Deferred Compensation Plan Beneficiary shall not be considered to have terminated as a result of the Distribution or the transfer of employment from Leidos (or a Leidos Entity) to New SAIC (or a New SAIC Entity), and such employment shall only be considered to terminate for purposes of the New SAIC Deferred Compensation Plans when the employment of such New SAIC Deferred Compensation Plan Beneficiary with the New SAIC Group terminates in accordance with the terms of the New SAIC Deferred Compensation Plans and applicable Laws.

(b) Liability and Responsibility. The Liabilities in respect of New SAIC Deferred Compensation Beneficiaries under the Leidos Deferred Compensation Plans shall be assumed by the member of the New SAIC Group which sponsors the applicable New SAIC Deferred Compensation Plan, effective as of the Effective Time. New SAIC shall have sole responsibility for the administration of the New SAIC Deferred Compensation Plans and the payment of benefits thereunder to or on behalf of New SAIC Group Employees and the New SAIC Directors, and no member of the Leidos Group shall have any liability or responsibility therefor. Leidos shall have sole responsibility for the administration of the Leidos Deferred Compensation Plans and the payment of benefits thereunder to or on behalf of Leidos Group Employees and Former Leidos Group Employees and the Leidos Directors (other than the New SAIC Directors), and no member of the New SAIC Group shall have any liability or responsibility therefor.

Section 6.3. Phantom Shares in Deferred Compensation Plans.

(a) Treatment of Leidos Phantom Shares in Deferred Compensation Plans Held by Leidos Group Employees, Former Leidos Group Employees and Leidos Directors (Other than New SAIC Directors). The phantom shares relating to Leidos Common Stock held in the Leidos Deferred Compensation Plans (or in any similar nonqualified deferred compensation arrangement maintained by a Leidos Entity) (the “Leidos Phantom Shares”) held by a Leidos Group Employee, a Former Leidos Group Employee or a Leidos Director (other than a New SAIC Director) immediately prior to the Effective Time shall be adjusted at the Effective Time in the following manner:

(i) The pre-distribution market value shall be calculated by multiplying the number of Leidos Phantom Shares held by such Leidos Group Employee, Former Leidos Group Employee or Leidos Director (other than a New SAIC Director) by the Leidos Pre-Distribution Stock Value.

(ii) The pre-distribution market value determined in Section 6.3(a)(i) above shall be divided by the Leidos Post-Distribution Stock Value (the “Adjusted Leidos Phantom Shares”).

The Adjusted Leidos Phantom Shares held in the Leidos Deferred Compensation Plans (or in any similar nonqualified deferred compensation arrangement maintained by a Leidos Entity) shall continue to be subject to substantially the same terms and conditions as Leidos Phantom Shares immediately prior to the Effective Time.

(b) Treatment of Leidos Phantom Shares in Deferred Compensation Plans Held by New SAIC Deferred Compensation Plan Beneficiaries. The Leidos Phantom Shares held by a New SAIC Deferred Compensation Plan Beneficiary immediately prior to the Effective Time shall be replaced at the Effective Time with a number of New SAIC Phantom Shares (the “New SAIC Phantom Shares”) calculated in the following manner:

(i) The pre-distribution market value shall be calculated by multiplying the number of Leidos Phantom Shares held by such New SAIC Deferred Compensation Plan Beneficiary by the Leidos Pre-Distribution Stock Value.

(ii) The pre-distribution market value determined in Section 6.3(b)(i) above shall be divided by the New SAIC Post-Distribution Stock Value.

The New SAIC Phantom Shares held in the New SAIC Deferred Compensation Plans shall continue to be subject to substantially the same terms and conditions as Leidos Phantom Shares immediately prior to the Effective Time.

Section 6.4. Grantor Trusts. On or prior to the Effective Time, New SAIC shall, or shall cause another New SAIC Entity to, adopt one or more grantor trusts in a form or forms that are substantially comparable to the Leidos Grantor Trusts as in effect immediately prior to the Effective Time. In connection with the assumption of the Liabilities under the Leidos Excess Deferral Plan and the Leidos Deferred Compensation Plans in respect of New SAIC Group Employees and New SAIC Directors, Leidos shall (or shall cause a Leidos Entity to), as soon as reasonably practicable after the Effective Time in respect of the New SAIC Excess Deferral Plan and New SAIC Deferred Compensation Plans, transfer Assets in an amount equal to the funded percentage of such Liabilities as of the Effective Time to such grantor trust.

ARTICLE VII

WELFARE PLANS

Section 7.1. Establishment of New SAIC Welfare Plans. Following the Effective Time, on a date to be determined by New SAIC (but in no event later than December 31, 2013), New SAIC shall, or shall cause another New SAIC Entity to, establish and adopt New SAIC Welfare Plans which will provide welfare benefits to each New SAIC Group Employee who is a participant in any Leidos Welfare Plan (and their eligible spouses and dependents, as the case may be) (collectively, the “New SAIC Welfare Plan Participants”) under terms and conditions that are substantially similar to the Leidos Welfare Plans. New SAIC may, in its sole discretion, vary the implementation date of each New SAIC Welfare Plan; provided that in no event shall such date be later than December 31, 2013 (each such date, a “New SAIC Plan Effective Date”). Coverage and benefits under the New SAIC Welfare Plans shall then be provided to the New SAIC Welfare Plan Participants on an uninterrupted basis under the newly established New SAIC Welfare Plans which shall contain substantially the same benefit provisions as in effect under the corresponding Leidos Welfare Plans immediately prior to the New SAIC Plan Effective Date. New SAIC Welfare Plan Participants shall cease to be eligible for coverage under the Leidos Welfare Plans in the case of New SAIC Welfare Plan Participants following the establishment and adoption of the New SAIC Welfare Plans. For the avoidance of doubt, New SAIC Welfare Plan Participants shall not participate in any Leidos Welfare Plans after the time set forth in the immediately preceding sentence, and Leidos Group Employees and Former Leidos Group Employees shall not participate in any New SAIC Welfare Plans at any time.

Section 7.2. Transitional Matters Under New SAIC Welfare Plans.

(a) Treatment of Claims Incurred.

(i) Liability for Claims. With respect to unpaid covered claims incurred on or prior to the New SAIC Plan Effective Date by any New SAIC Welfare Plan Participant under any Leidos Welfare Plans, including claims that are self-insured and claims that are fully insured through third-party insurance, Leidos shall retain and be responsible for the payment for such claims or shall cause such Leidos Welfare Plans to fully perform, pay and discharge all such claims, as the case may be. No New SAIC Entity shall be responsible for any Liability with respect to any such claims.

(ii) Claims Incurred. For purposes of this Section 7.2(a), a claim or expense is deemed to be incurred (A) with respect to medical (including continuous hospitalization), dental, vision and/or prescription drug benefits, upon the rendering of health services giving rise to such claim or expense; (B) with respect to life insurance, accidental death and dismemberment and business travel accident insurance, upon the occurrence of the event giving rise to such claim or expense; and (C) with respect to short-term and long-term disability benefits, upon the date of an individual’s disability, as determined by the disability benefit insurance carrier or claim administrator, giving rise to such claim or expense.

(b) Credit for Deductibles and Other Limits. With respect to each New SAIC Welfare Plan Participant, the New SAIC Welfare Plans will give credit for the plan year in which the New SAIC Plan Effective Date occurs for any amount paid, number of services obtained or provider visits by such New SAIC Welfare Plan Participant toward deductibles, out-of-pocket maximums, limits on number of services or visits, or other similar limitations to the extent such amounts are taken into account under the comparable Leidos Welfare Plan. For purposes of any life-time maximum benefit limit payable to a New SAIC Welfare Plan Participant under any New SAIC Welfare Plan, the New SAIC Welfare Plans will recognize any expenses paid or reimbursed by a Leidos Welfare Plan with respect to such participant prior to the New SAIC Plan Effective Date to the same extent such expense payments or reimbursements would be recognized in respect of an active plan participant under the applicable Leidos Welfare Plan.

(c) COBRA. Leidos and its Subsidiaries will be liable for all requirements under COBRA with respect to all New SAIC Group Employees (and their qualifying beneficiaries) who, as of the day prior to the New SAIC Plan Effective Date, were covered under a Leidos Benefit Plan pursuant to COBRA or who have a COBRA qualifying event (as defined in Section 4980B of the Code) that had occurred prior to and including the New SAIC Plan Effective Date. New SAIC shall be liable for all requirements under COBRA with respect to any COBRA qualifying event occurring after the New SAIC Plan Effective Date with respect to New SAIC Employees (and their qualifying beneficiaries).

Section 7.3. Continuity of Benefits.

(a) Additional Details Regarding Flexible Spending Accounts. To the extent any New SAIC Welfare Plan provides or constitutes a health care flexible spending account or dependent care flexible spending account (each a “New SAIC FSA”), such New SAIC Welfare Plan shall be effective as of a New SAIC Plan Effective Date.

(i) It is the intention of the Parties that all activity under a New SAIC Welfare Plan Participant’s flexible spending account with Leidos for the plan year in which the New SAIC Plan Effective Date occurs be treated instead as activity under the corresponding New SAIC FSA. Accordingly, (i) any period of participation by a New SAIC Welfare Plan Participant in a Leidos flexible spending account during the plan year in which the New SAIC Plan Effective Date occurs (the “FSA Participation Period”) will be deemed a period when the New SAIC Welfare Plan Participant participated in the corresponding New SAIC FSA; (ii) all expenses incurred during the FSA Participation Period will be deemed incurred while the New SAIC Welfare Plan Participant’s coverage was in effect under the corresponding New SAIC FSA; and (iii) all elections and reimbursements made with respect to an FSA Participation Period under a Leidos flexible spending account will be deemed to have been made with respect to the corresponding New SAIC FSA.

(ii) If the aggregate reimbursement payouts made to New SAIC Welfare Plan Participants prior to the New SAIC Plan Effective Date from the applicable Leidos Welfare Plan flexible spending accounts during the plan year in which the New SAIC Plan Effective Date occurs are less than the aggregate accumulated contributions to such accounts made by such New SAIC Welfare Plan Participants prior to the New SAIC Plan Effective Date for such plan year, Leidos shall cause an amount equal to the amount by which such contributions are in excess of such reimbursement payouts to be transferred to New SAIC (or a New SAIC Entity designated by New SAIC) by wire transfer of immediately available funds as soon as practicable, but in no event later than 45 days, following the New SAIC Plan Effective Date.

(iii) If the aggregate reimbursement payouts made to New SAIC Welfare Plan Participants prior to the New SAIC Plan Effective Date from the applicable Leidos Welfare Plan flexible spending accounts during the plan year in which the New SAIC Plan Effective Date occurs exceed the aggregate accumulated contributions to such accounts made by the New SAIC Welfare Plan Participants prior to the New SAIC Plan Effective Date for such plan year, New SAIC shall cause an amount equal to the amount by which such reimbursement payouts are in excess of such contributions to be transferred to Leidos (or a Leidos Group Entity designated by Leidos) by wire transfer of immediately available funds as soon as practicable, but in no event later than 45 days, following the New SAIC Plan Effective Date.

(iv) Notwithstanding anything in this Section 7.3(a), at and after the New SAIC Plan Effective Date, the New SAIC Group shall assume, and cause the New SAIC Welfare Plans to be solely responsible for, all claims by New SAIC Welfare Plan Participants under the applicable Leidos Welfare Plan flexible spending accounts that were incurred in the plan year in which the Distribution occurs, whether incurred prior to, on, or after the New SAIC Plan Effective Date, that have not been paid in full as of the New SAIC Plan Effective Date.

(b) Additional Details Regarding Health Savings Accounts. To the extent that any New SAIC Welfare Plan provides or constitutes a health savings account (each a “New SAIC HSA”), such New SAIC Welfare Plan shall be effective as of a New SAIC Plan Effective

Date. It is the intention of the Parties that all activity under a New SAIC Welfare Plan Participant’s health savings account with Leidos for the year in which the Distribution occurs be treated instead as activity under the corresponding New SAIC HSA. Accordingly, (i) any period of participation by a New SAIC Welfare Plan Participant in a Leidos health savings account during the year in which the New SAIC Plan Effective Date occurs (the “HSA Participation Period”) will be deemed a period when the New SAIC Welfare Plan Participant participated in the corresponding New SAIC HSA; (ii) all expenses incurred during the HSA Participation Period will be deemed incurred while the New SAIC Welfare Plan Participant’s coverage was in effect under the corresponding New SAIC HSA; and (iii) all elections and reimbursements made with respect to an HSA Participation Period under a Leidos health savings account will be deemed to have been made with respect to the corresponding New SAIC HSA.

(c) Employer Non-elective Contributions. As of immediately after the New SAIC Plan Effective Date, New SAIC shall cause any New SAIC Welfare Plan that constitutes a “cafeteria plan” under Section 125 of the Code to recognize and give effect to all non-elective employer contributions credited toward coverage of a New SAIC Welfare Plan Participant under the corresponding Leidos Welfare Plan that is a cafeteria plan under Section 125 of the Code for the applicable plan year.

(d) Waiver of Conditions or Restrictions. Unless prohibited by applicable Law, the New SAIC Welfare Plans will waive all limitations as to preexisting conditions, exclusions, service conditions, waiting period limitations or evidence of insurability requirements that would otherwise be applicable to the New SAIC Welfare Plan Participant following the New SAIC Plan Effective Date to the extent that such Employee had previously satisfied such limitation under the corresponding Leidos Welfare Plan.

Section 7.4. Insurance Contracts. To the extent any Leidos Welfare Plan is funded through the purchase of an insurance contract or is subject to any stop loss contract, Leidos and New SAIC will cooperate and use their commercially reasonable efforts to replicate such insurance contracts for New SAIC (except to the extent changes are required under applicable state insurance Laws or filings by the respective insurers) and to maintain any pricing discounts or other preferential terms for both Leidos and New SAIC for a reasonable term. Neither Party shall be liable for failure to obtain such insurance contracts, pricing discounts, or other preferential terms for the other Party. Each Party shall be responsible for any additional premiums, charges, or administrative fees that such Party may incur pursuant to this Section 7.4.

Section 7.5. Third-Party Vendors. Except as provided below, to the extent any Leidos Welfare Plan is administered by a third-party vendor, Leidos and New SAIC will cooperate and use their commercially reasonable efforts to replicate any contract with such third-party vendor for New SAIC and to maintain any pricing discounts or other preferential terms for both Leidos and New SAIC for a reasonable term. Neither Party shall be liable for failure to obtain such pricing discounts or other preferential terms for the other Party. Each Party shall be responsible for any additional premiums, charges, or administrative fees that such Party may incur pursuant to this Section 7.5.

ARTICLE VIII

WORKERS’ COMPENSATION AND UNEMPLOYMENT COMPENSATION

Section 8.1. New SAIC Workers’ and Unemployment Compensation. Effective as of the Effective Time, New SAIC shall, or shall cause another New SAIC Entity to, assume the obligations for all claims and Liabilities relating to (a) workers’ compensation benefits with respect to (i) injuries that occur [on or] following the Effective Time affecting New SAIC Group Employees and whose claims relating to such injuries are incurred [on or] following the Effective Time and (ii) injuries that occur prior to the Effective Time affecting New SAIC Group Employees but whose claims relating to such injuries are incurred [on or] following the Effective Time and (b) unemployment compensation benefits for all New SAIC Group Employees. Effective as of the Effective Time, New SAIC, acting through the New SAIC Entity employing each New SAIC Group Employee, will be responsible for (x) obtaining workers’ compensation insurance, including providing all collateral required by the insurance carriers and (y) establishing new or transferred unemployment insurance employer accounts, policies and claims handling contracts with the applicable government agencies. To the extent that such insurance coverage cannot be either assigned to or obtained by New SAIC or a New SAIC Entity, in respect of claims and Liabilities otherwise to be assumed by New SAIC or a New SAIC Entity pursuant to this Section 8.1, Leidos shall remain primarily liable for such claims and Liabilities, but New SAIC shall indemnify and hold harmless Leidos for any such claims and Liabilities. If the preceding sentence applies, then at one or more mutually agreed upon dates, Leidos will determine the present value of such claims and Liabilities and New SAIC shall reimburse Leidos for that amount.

Section 8.2. Leidos Workers’ and Unemployment Compensation. Effective as of the Effective Time, the Leidos Entity employing each Leidos Group Employee shall have (and, to the extent it has not previously had such obligations, such Leidos Entity shall assume) the obligations for all claims and Liabilities relating to (a) workers’ compensation benefits with respect to (i) injuries that occur [on or] prior to the Effective Time affecting Leidos Group Employees and New SAIC Group Employees and whose claims relating to such injuries are incurred [on or] prior to the Effective Time and (ii) injuries that occur prior to the Effective Time affecting Leidos Group Employees but whose claims relating to such injuries are incurred [on or] following the Effective Time and (b) unemployment compensation benefits for all Leidos Group Employees. Effective as of the Effective Time, the Leidos Entity formerly employing each Leidos Group Employee shall have (and, to the extent it has not previously had such obligations, such Leidos Entity shall assume) the obligations for all claims and Liabilities relating to workers’ compensation and unemployment compensation benefits for all Former Leidos Group Employees.

Section 8.3. Assignment of Contribution Rights. Leidos will transfer and assign (or cause another member of the Leidos Group to transfer and assign) to a member of the New SAIC Group all rights to seek contribution or damages from any applicable third party (such as a third party who aggravates an injury to a worker who makes a workers’ compensation claim) with respect to any workers’ compensation claim for which New SAIC is responsible pursuant to this Article VIII. New SAIC will transfer and assign (or cause another member of the New SAIC Group to transfer and assign) to a member of the Leidos Group all rights to seek contribution or damages from any applicable third party (such as a third party who aggravates an injury to a worker who makes a workers’ compensation claim) with respect to any workers’ compensation claim for which Leidos is responsible pursuant to this Article VIII.

Section 8.4. Collateral. On and after the Distribution Date, New SAIC (acting directly or through a member of the New SAIC Group) shall be responsible for providing all collateral required by insurance carriers in connection with workers’ compensation claims for which Liability is allocated to the New SAIC Group under this Article VIII. Leidos (acting directly or through a member of the Leidos Group) shall be responsible for providing all collateral required by insurance carriers in connection with workers’ compensation claims for which Liability is allocated to the Leidos Group under this Article VIII.

Section 8.5. Cooperation. New SAIC and Leidos shall use commercially reasonable efforts to provide that workers’ compensation and unemployment insurance costs are not adversely affected for either of them by reason of the Distribution.

ARTICLE IX

SEVERANCE

Section 9.1. Severance. Leidos shall have no Liability or obligation under any Leidos severance plan or policy with respect to New SAIC Group Employees who did not have a termination event prior to the Effective Time giving rise to severance. Leidos shall remain liable for all severance to be paid to any New SAIC Group Employee if and to the extent the events giving rise to the severance payments occurred prior to the Effective Time. By no later than the Effective Time, New SAIC shall, or shall cause another New SAIC Entity to, adopt severance plans under which New SAIC Group Employees who, immediately prior to the Effective Time, shall be eligible to participate immediately following the Effective Time. Such New SAIC severance plan(s) or policies will provide terms and conditions for New SAIC Group Employees who are severed from the New SAIC Group following the Effective Time that are substantially similar to the terms and conditions provided under the applicable Leidos severance plan(s) in which such New SAIC Group Employees participated immediately prior to the Effective Time. For the avoidance of doubt, the Distribution and the assignment, transfer or continuation of the employment of New SAIC Group Employees contemplated by Section 3.1 shall not be deemed a severance of employment for purposes of this Agreement and any Leidos severance plans or policies, and effective as of the Effective Time, New SAIC Employees shall not be eligible to receive any severance or other benefits under any Leidos severance plans or policies.

ARTICLE X

BENEFIT ARRANGEMENTS AND OTHER MATTERS

Section 10.1. Termination of Participation. Except as otherwise provided under this Agreement, effective as of immediately after the Effective Time, New SAIC Group Employees shall not be eligible to participate in any Leidos Benefit Plan.

Section 10.2. Accrued Time Off. New SAIC shall recognize and assume all Liability for all unused vacation, holiday, sick leave, flex days, personal days and paid-time off and other time-off benefits with respect to New SAIC Group Employees which accrued prior to the Effective Time and New SAIC shall credit each New SAIC Group Employee with such accrual.

Section 10.3. Leaves of Absence. New SAIC will continue to apply the appropriate leave of absence policies applicable to inactive New SAIC Group Employees who are on an approved leave of absence as of the Effective Time. Leaves of absence taken by New SAIC Group Employees prior to the Effective Time shall be deemed to have been taken as employees of a member of the New SAIC Group.

Section 10.4. Certain Director Fees. With respect to any Leidos Director and New SAIC Director, Leidos shall retain responsibility for the payment of any fees payable in respect of service on the board of directors of Leidos that are payable but not yet paid as of the Effective Time, and New SAIC shall not have any responsibility for any such payments. With respect to any New SAIC Director, New SAIC shall be responsible for the payment of any fees payable in respect of service on the board of directors of New SAIC that are earned at any time beginning at or after the Effective Time, and Leidos shall not have any responsibility for any such payments. With respect to any Leidos Director, Leidos shall be responsible for the payment of any fees payable in respect of service on the board of directors of Leidos that are earned at any time beginning at or after the Effective Time, and New SAIC shall not have any responsibility for any such payments.

Section 10.5. Restrictive Covenants in Employment and Other Agreements. To the fullest extent permitted by the agreements described in this Section 10.5 and applicable Law, Leidos shall assign, or cause an applicable member of the Leidos Group to assign, to New SAIC or a member of the New SAIC Group, as designated by New SAIC, all agreements containing restrictive covenants (including confidentiality, non-competition and non-solicitation provisions) and the assignment of any intellectual property between a member of the Leidos Group and a New SAIC Group Employee, with such assignment to be effective as of the Effective Time. To the extent that assignment of such agreements is not permitted, effective as of the Effective Time, each member of the New SAIC Group shall be considered to be a successor to each member of the Leidos Group for purposes of, and a third-party beneficiary with respect to, all agreements containing restrictive covenants (including confidentiality, non-competition and non-solicitation provisions) and the assignment of any intellectual property between a member of the Leidos Group and a New SAIC Group Employee, such that each member of the New SAIC Group shall enjoy all the rights and benefits under such agreements (including rights and benefits as a third-party beneficiary), with respect to the business operations of the New SAIC Group; provided, however, that in no event shall Leidos be permitted to enforce such restrictive covenant agreements against New SAIC Group Employees for action taken in their capacity as employees of a member of the New SAIC Group. Furthermore, the Parties agree that, with respect to equity awards held by Leidos Group Employees or New SAIC Group Employees which provide for cancellation, forfeiture or similar action in the event of a determination that the holder of an equity award engaged in “detrimental activities”, the entity that does not employ such holder shall enforce the penalties with respect to the detrimental activities and treat any equity award that was converted pursuant to the terms of this Agreement in the same manner as a result of such detrimental activities as the employing entity.

ARTICLE XI

NON-U.S. EMPLOYEES

Section 11.1. General Principles. Except as explicitly set forth in this Article XI, Leidos Group Employees and New SAIC Group Employees who are resident outside of the U.S. or otherwise are subject to non-U.S. Law and their related benefits and obligations shall be treated in the same manner as the Leidos Group Employees and New SAIC Group Employees who are resident of the U.S. All actions taken with respect to non-U.S. Employees in connection with the Distribution will be accomplished in accordance with applicable Law and custom in each of the applicable jurisdictions.

Section 11.2. Treatment of Equity Awards Held by Non-U.S. Employees Equity awards held by non-U.S. Employees of the Leidos Group or the New SAIC Group shall have such special adjustments and provisions as are needed to satisfy any applicable local Law.

ARTICLE XII

GENERAL PROVISIONS

Section 12.1. Preservation of Rights to Amend. The rights of each member of the Leidos Group and each member of the New SAIC Group to amend, waive, or terminate any Benefit Plan shall not be limited in any way by this Agreement.

Section 12.2. Confidentiality. Each Party agrees that any information conveyed or otherwise received by or on behalf of a Party in conjunction herewith that is not otherwise public through no fault of such Party is confidential and is subject to the terms of the confidentiality provisions set forth herein and in the Distribution Agreement, including Section 3.3(e) of this Agreement and Section 8.5 of the Distribution Agreement.

Section 12.3. Administrative Complaints/Litigation. Except as otherwise provided in this Agreement, on and after the Distribution Date, New SAIC shall assume, and be solely liable for, the handling, administration, investigation, and defense of actions, including ERISA, occupational safety and health, employment standards, union grievances, wrongful dismissal, discrimination or human rights, and unemployment compensation claims asserted at any time against Leidos or any member of the Leidos Group by any New SAIC Group Employee (including any dependent or beneficiary of any such Employee) or any other person, to the extent such actions or claims arise out of or relate to employment or the provision of services (whether as an employee, contractor, consultant, or otherwise) to or with respect to the business activities of any member of the New SAIC Group after the Distribution Date. To the extent that any legal action relates to a putative or certified class of plaintiffs, which includes both Leidos Group Employees (or Former Leidos Group Employees) and New SAIC Group Employees and such action involves employment or benefit plan related claims, reasonable costs and expenses incurred by the Parties in responding to such legal action shall be allocated among the Parties equitably in proportion to a reasonable assessment of the relative proportion of Employees included in or represented by the putative or certified plaintiff class. [The procedures contained in the indemnification and related litigation cooperation provisions of the Distribution Agreement shall apply with respect to each Party’s indemnification obligations under this Section 12.3.]

Section 12.4. Reimbursement and Indemnification. Each Party agrees to reimburse the other Party, within 30 days of receipt from the other Party of reasonable verification, for all costs and expenses which the other Party may incur on its behalf as a result of any of the respective Leidos and New SAIC Welfare Plans, Retirement Plans, Benefit Plans, and Deferred Compensation Plans and, as contemplated by Section 9.1, any termination or severance payments or benefits. All Liabilities retained, assumed, or indemnified against by New SAIC pursuant to this Agreement, and all Liabilities retained, assumed, or indemnified against by Leidos pursuant to this Agreement, shall in each case be subject to the indemnification provisions of the Distribution Agreement. Notwithstanding anything to the contrary, (i) no provision of this Agreement shall require any member of the New SAIC Group to pay or reimburse to any member of the Leidos Group any benefit-related cost item that a member of the New SAIC Group has paid or reimbursed to any member of the Leidos Group prior to the Effective Time and (ii) no provision of this Agreement shall require any member of the Leidos Group to pay or reimburse to any member of the New SAIC Group any benefit-related cost item that a member of the Leidos Group has paid or reimbursed to any member of the New SAIC Group prior to the Effective Time.

Section 12.5. Costs of Compliance with Agreement. Except as otherwise provided in this Agreement or any other contractual agreement or arrangement, each Party shall pay its own expenses in fulfilling its obligations under this Agreement.

Section 12.6. Fiduciary Matters. Leidos and New SAIC each acknowledges that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable Law, and no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good-faith determination (as supported by advice from counsel experienced in such matters) that to do so would violate such a fiduciary duty or standard. Each Party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other Party for any Liabilities caused by the failure to satisfy any such responsibility.

Section 12.7. Entire Agreement. This Agreement, together with the documents referenced herein (including the Distribution Agreement and the Benefit Plans), constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof. To the extent any provision of this Agreement conflicts with the provisions of the Distribution Agreement, the provisions of this Agreement shall be deemed to control with respect to the subject matter hereof.

Section 12.8. Binding Effect; No Third-Party Beneficiaries; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, this Agreement is solely for the benefit of the Parties and should not be deemed to confer upon any third parties any remedy, claim, Liability, reimbursement, cause of action, or other right in excess of those existing without reference to this Agreement. Nothing in this Agreement is intended to amend any Benefit Plan or affect the applicable plan sponsor’s right to amend or terminate any Benefit Plan pursuant to the terms of such plan. The provisions of this Agreement are solely for the benefit of the Parties, and no current or former Employee, officer, director, or independent contractor or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Agreement. This Agreement may not be assigned by any Party, except with the prior written consent of the other Party.

Section 12.9. Amendment; Waivers. No change or amendment may be made to this Agreement except by an instrument in writing signed on behalf of each of the Parties. Any Party may, at any time, (i) extend the time for the performance of any of the obligations or other acts of another Party; (ii) waive any inaccuracies in the representations and warranties of another Party contained herein or in any document delivered pursuant hereto; and (iii) waive compliance by another Party with any of the agreements, covenants, or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant, or agreement contained herein, nor shall any single or partial exercise of any such right preclude other or further exercises thereof or of any other right.

Section 12.10. Remedies Cumulative. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 12.11. Notices. Unless otherwise expressly provided herein, all notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to be duly given: (i) when personally delivered; (ii) if mailed by registered or certified mail, postage prepaid, return receipt requested, on the date the return receipt is executed or the letter is refused by the addressee or its agent; (iii) if sent by overnight courier which delivers only upon the executed receipt of the addressee, on the date the receipt acknowledgment is executed or refused by the addressee or its agent; or (iv) if sent by facsimile or electronic mail, on the date confirmation of transmission is received (provided that a copy of any notice delivered pursuant to this clause (iv) shall also be sent pursuant to clause (i), (ii) or (iii)), addressed to the attention of the addressee’s General Counsel at the address of its principal executive office or to such other address or facsimile number for a Party as it shall have specified by like notice.

Section 12.12. Counterparts. This Agreement, including the other documents referred to herein, may be executed in multiple counterparts, each of which when executed shall be deemed to be an original but all of which together shall constitute one and the same agreement.

Section 12.13. Severability. If any term or other provision of this Agreement is determined by a non-appealable decision by a court, administrative agency, or arbitrator to be invalid, illegal, or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the court, administrative agency, or arbitrator shall interpret this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible. If any sentence in this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 12.14. Governing Law. This Agreement (and any claims or disputes arising out of or related hereto or thereto or to the transactions contemplated hereby and thereby or to the inducement of any Party to enter herein and therein, whether for breach of contract, tortious conduct, or otherwise and whether predicated on common law, statute, or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware irrespective of the choice of laws principles of the State of Delaware, including all matters of validity, construction, effect, enforceability, performance, and remedies.

Section 12.15. Dispute Resolution. The procedures for negotiation and binding arbitration set forth in Article IX of the Distribution Agreement shall apply to any dispute, controversy or claim (whether sounding in contract, tort or otherwise) that arises out of or relates to this Agreement, any breach or alleged breach hereof, the transactions contemplated hereby (including all actions taken in furtherance of the transactions contemplated hereby on or prior to the date hereof), or the construction, interpretation, enforceability, or validity hereof.

Section 12.16. Performance. Each of Leidos and New SAIC shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any member of the Leidos Group and any member of the New SAIC Group, respectively. The Parties each agree to take such further actions and to execute, acknowledge, and deliver, or to cause to be executed, acknowledged, and delivered, all such further documents as are reasonably requested by the other for carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement.

Section 12.17. Construction. This Agreement shall be construed as if jointly drafted by the Parties and no rule of construction or strict interpretation shall be applied against any Party.

Section 12.18. Effect if Distribution Does Not Occur. Notwithstanding anything in this Agreement to the contrary, if the Distribution Agreement is terminated prior to the Effective Time, this Agreement shall be of no further force and effect and shall be void ab initio.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names by a duly authorized officer as of the date first written above.

SAIC, INC.

By:
Name:
Title:

SAIC GEMINI, INC.

By:
Name:
Title: